Exhibit 16.1

May 18, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Carlisle Companies Incorporated (File No. 1-9278)

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 16, 2017 of Carlisle Companies Incorporated and are in agreement with the statements contained in the 3rd, 4th and 5th paragraphs on page 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Phoenix, Arizona
May 18, 2017